Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2011 Financial Results

New York, NY – December 14, 2011

Medley Capital Corporation (the “Company”) (NYSE: MCC) today announced its financial results for the quarter and year ended September 30, 2011.

Financial Results for the Quarter and Year ended September 30, 2011

Highlights

•	Declared a dividend of $0.25 per share

•	Net investment income of $0.26 per share for the quarter ended September 30, 2011

•	Net income of $0.23 per share for the quarter ended September 30, 2011

•	NAV of $12.57 per share as of September 30, 2011

•	Net investment originations of $54.4 million for the quarter ended September 30, 2011

Portfolio Investments

The total value of our investments, including cash and cash equivalents, net of unsettled trades, was $216.4 million at September 30, 2011. During the quarter ended September 30, 2011, the Company originated $54.4 million of new investments and ended the quarter with investments in securities of eighteen portfolio companies with approximately 55.1% consisting of senior secured first lien investments, 36.7% consisting of senior secured second lien investments, 0.3% consisting of equities/warrants and 7.9% consisting of cash and cash equivalents. As of September 30, 2011, there were no non-accrual assets.

As of September 30, 2011, the weighted average yield based upon the original cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.5%.

Results of Operations: Three Months Ended September 30, 2011

The Company reported earnings and net investment income of $0.23 per share and $0.26 per share, respectively, for the three months ended September 30, 2011, and net asset value (NAV) was $12.57 per share.

Investment Income

For the three months ended September 30, 2011, gross investment income was $6.9 million and consisted of $6.0 million of portfolio interest income, $0.9 million of other fee income and $6,033 of interest on cash and cash equivalents.

Expenses

For the three months ended September 30, 2011, total expenses net of management fee waiver were $2.5 million and consisted of the following: base management fees, net of management fee waiver of $0.8 million, professional fees of $0.3 million, administrator expenses of $0.3 million, interest and credit facility financing expenses of $0.2 million, directors fees of $0.1 million, incentive management fees of $0.6 million and other general and administrative related expenses of $0.2 million.

Net Investment Income

The Company reported net investment income of $4.4 million, or $0.26 on a weighted average per share basis, for the quarter ended September 30, 2011.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2011, the Company reported net unrealized depreciation of $0.5 million.

Results of Operations: Year Ended September 30, 2011

The Company reported earnings and net investment income of $0.55 per share and $0.56 per share, respectively, for the year ended September 30, 2011.

Investment Income

For the year ended September 30, 2011, gross investment income was $14.6 million and consisted of $12.7 million of portfolio interest income, $1.8 million of other fee income and $0.1 million of interest on cash and cash equivalents.

Expenses

For the year ended September 30, 2011, total expenses net of management fee waiver were $4.9 million and consisted of the following: base management fees, net of management fee waiver of $1.6 million, professional fees of $0.6 million, administrator expenses of $0.9 million, interest and credit facility financing expenses of $0.2 million, directors fees of $0.4 million, incentive management fees of $0.7 million and other general and administrative related expenses of $0.5 million.

Net Investment Income

The Company reported net investment income of $9.6 million, or $0.56 on a weighted average per share basis, for the year ended September 30, 2011.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2011, the Company reported net realized gains of $0.1 million and net unrealized depreciation of $0.1 million.

Liquidity and Capital Resources

As of September 30, 2011, the Company had cash and cash equivalents, net of unsettled trades, of $17.2 million and did not have any debt outstanding, and the Company had $60 million of availability under its revolving credit facility with ING.

On November 29, 2011, the Company’s board of directors declared a quarterly dividend of $0.25 per share payable on December 30, 2011 to stockholders of record at the close of business on December 15, 2011.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, December 15, 2011.

All interested parties may participate in the conference call by dialing (866) 770-7120 approximately 5-10 minutes prior to the call: international callers should dial (617) 213-8065. Participants should reference Medley Capital Corporation and the participant passcode of 65635980 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2011	September 30, 2010

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments
(amortized cost of $153,268,701 and $0, respectively)	$153,385,565	$-
Affiliated investments (amortized cost of $46,087,374
and $0, respectively)	45,820,982	-
Total investments at fair value	199,206,547	-
Cash and cash equivalents	17,201,643	15,190
Interest receivable	1,679,738	-
Deferred credit facility financing costs, net	1,259,382	-
Other assets	782,006	-
Deferred offering costs	-	49,760

Total assets	$220,129,316	$64,950

LIABILITIES
Management and incentive fees payable, net	1,483,751	-
Accounts payable and accrued expenses	626,261	-
Administrator expenses payable	346,293	-
Deferred revenue	18,648	-
Interest and credit facility fees payable	1,667	-
Accrued organizational costs	-	92,000
Contributed loan	-	50,000
Deferred offering costs payable	-	15,000

Total liabilities	$2,476,620	$157,000

NET ASSETS
Common stock, par value $.001 per share, 100,000,000
common shares authorized, 17,320,468 and 0 common
shares issued and outstanding, respectively	$17,320	$-
Capital in excess of par value	214,509,815	-
Accumulated undistributed net investment income (loss)	3,220,089	(92,050)
Accumulated net realized gain from investments	55,000	-
Net unrealized depreciation on investments	(149,528)	-
Total net assets	217,652,696	(92,050)

Total liabilities and net assets	$220,129,316	$64,950

NET ASSET VALUE PER SHARE	$12.57	n/a

Medley Capital Corporation

Consolidated Statements of Operations

	Three months ended September 30, 2011	Year ended September 30, 2011

INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$4,400,874	$8,517,020
Affiliated investments	1,552,370	4,217,333
Total interest income	5,953,244	12,734,353
Interest from cash and cash equivalents	6,033	69,763
Other fee income	931,284	1,764,738
Total investment income	6,890,561	14,568,854

EXPENSES
Base management fees	989,776	2,678,806
Incentive fees	633,960	713,745
Administrator expenses	346,293	866,055
Professional fees	262,140	628,209
Interest and credit facility financing expenses	163,072	163,072
Directors fees	126,813	448,871
Insurance	104,414	287,326
General and administrative	56,756	130,570
Organizational expense	-	92,226
Expenses before management fee waiver	2,683,224	6,008,880
Management fee waiver	(219,770)	(1,068,688)
Total expenses net of management fee waiver	2,463,454	4,940,192

NET INVESTMENT INCOME	4,427,107	9,628,662

UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain from investments	-	55,000
Net unrealized depreciation on investments	(493,455)	(149,528)
Net loss on investments	(493,455)	(94,528)

NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	$3,933,652	$9,534,134

WEIGHTED AVERAGE - BASIC AND DILUTED
EARNINGS PER COMMON SHARE	$0.23	$0.55
WEIGHTED AVERAGE - BASIC AND DILUTED NET
INVESTMENT INCOME PER COMMON SHARE	$0.26	$0.56
WEIGHTED AVERAGE COMMON STOCK
OUTSTANDING - BASIC AND DILUTED	17,320,468	17,258,215

DIVIDENDS DECLARED PER COMMON SHARE	$0.21	$0.37

ABOUT MEDLEY CAPITAL CORPORATION

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:
Richard T. Allorto
212.759.0777